ROBOTIC VISION SYSTEMS, INC.                                          EXHIBIT 11

COMPUTATION OF PER SHARE AMOUNTS
- --------------------------------------------------------------------------------



                                                NINE MONTHS ENDED         NINE MONTHS ENDED
                                                   JUNE 30, 1996            JUNE 30, 1995
                                               ---------------------   -------------------------
                                                            FULLY                     FULLY
                                               PRIMARY      DILUTED     PRIMARY       DILUTED
                                             ------------------------  -------------------------

                                             $11,741,000  $11,741,000  $ 6,014,000  $ 6,014,000
                                             ===========  ===========  ===========  ===========

   Weighted average number of common shares   16,129,000   16,129,000   13,390,000   13,390,000

   Assumed number of shares issued from
       common equivalent shares ...........    1,550,000    1,550,000    2,019,000    2,441,000
                                             -----------  -----------  -----------  -----------

   Weighted average number of common and
       common equivalent shares ...........   17,679,000   17,679,000   15,409,000   15,831,000
                                             ===========  ===========  ===========  ===========

   Net income per share ...................  $      0.66  $      0.66  $      0.39  $      0.38
                                             ===========  ===========  ===========  ===========









                                               THREE MONTHS ENDED        THREE MONTHS ENDED
                                                   JUNE 30, 1996           JUNE 30, 1995
                                             ------------------------  ------------------------
                                                            FULLY                     FULLY
                                              PRIMARY      DILUTED      PRIMARY      DILUTED
                                             ------------------------  ------------------------

   Net income .............................  $ 3,850,000  $ 3,850,000  $   948,000  $   948,000
                                             ===========  ===========  ===========  ===========

   Weighted average number of common shares   16,590,000   16,590,000   13,572,000   13,572,000

   Assumed number of shares issued from
      common equivalent shares ...........     1,055,000    1,064,000    2,225,000    2,492,000
                                             -----------   ----------  -----------  -----------

   Weighted average number of common and
      common equivalent shares ...........    17,645,000   17,654,000   15,797,000   16,064,000
                                             ===========   ===========  ===========  ===========

   Net income per share ...................  $      0.22  $      0.22  $      0.06  $      0.06
                                             ===========  ===========  ===========  ===========
